Exhibit (1)(i)

                               SCUDDER FUND, INC.

                              ARTICLES OF AMENDMENT
                            CHANGING NAMES OF SERIES
                        PURSUANT TO MGCL SECTION 2-605(B)

     Scudder Fund, Inc., a Maryland corporation,  having its principal office in
Baltimore  City,  Maryland   (hereinafter  called  the  "Corporation"),   hereby
certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the designation of the following shares of Capital Stock are amended as follows: (i) the Managed Cash Fund is changed to the "Scudder Money Market Series," (ii) the Managed Tax-Free Fund is changed to the "Scudder Tax Free Money Market Series," and (iii) the Managed Government Securities Fund is changed to the "Scudder Government Money Market Series."

     SECOND: After giving effect to the amended designations set forth in Article FIRST, all of the currently issued and outstanding shares of the Scudder Money Market Series, Scudder Tax Free Money Market Series and the Scudder Government Money Market Series (collectively, the "Classes") shall be designated and referred to for all purposes as the "Managed Shares" of each of the Classes.

     THIRD: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     FOURTH The foregoing amendment to the Charter of the Cooperation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.



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     IN WITNESS WHEREOF,  the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 11 day of June, 1997.

ATTEST:                                     SCUDDER FUND, INC.

/s/Thomas F. McDonough                      By: /s/Daniel Pierce
--------------------------                     -----------------------------
Thomas F. McDonough                               Daniel Pierce
Secretary                                         President

     THE UNDERSIGNED, the President of Scudder Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             /s/Daniel Pierce
                                             -------------------------------
                                             Daniel Pierce
                                             President


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